AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      ATLANTIC GULF COMMUNITIES CORPORATION



Atlantic Gulf Communities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

a. The name of the corporation is Atlantic Gulf Communities Corporation. Atlantic Gulf Communities Corporation was originally incorporated under the name "Chemical Research Corporation". The original Certificate of Incorporation of Chemical Research Corporation was filed with the Secretary of State of the State of Delaware on
         January 13, 1928. Atlantic Gulf Communities Corporation was subsequently named General Development Corporation. General Development Corporation filed a voluntary petition for relief from creditors under Chapter 11 of the Bankruptcy Code on April 6, 1990, in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court"). On April 6, 1992, the Certificate of Incorporation of the corporation was amended pursuant to Section 7.2(b) of the Second Amended Joint Plan of Reorganization of General Development Corporation dated October 9, 1991, and confirmed by Order of the Bankruptcy Court on March 27, 1992 (the "Reorganization Plan").

b. This Amended and Restated Certificate of Incorporation was adopted by the stockholders of the corporation on June 23, 1997 and restates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented.

c. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                  FIRST: The name of the corporation (hereinafter called the "Corporation") is ATLANTIC GULF COMMUNITIES CORPORATION.

                  SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: (a) The total number of shares of stock that the Corporation shall have authority to issue is seventy-four million and five hundred thousand (74,500,000), of which seventy million (70,000,000) shall be common stock of one class, par value of ten cents ($0.10) per share ("Common Stock"), amounting in the aggregate to par value seven million dollars ($7,000,000), and four million and five hundred thousand (4,500,000) shall be preferred stock, par value $.01 per share ("Preferred Stock"), amounting in the aggregate to par value of forty-five thousand dollars ($45,000).

         (b) Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). Except as otherwise provided by law, the voting rights of the

                  Corporation's capital stock shall be as set forth in this Amended and Restated Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

         (c) The Board of Directors of the Corporation is authorized to effect the elimination of shares of its Common Stock purchased or otherwise reacquired by the Corporation from the authorized capital stock of the number of shares of the Corporation in the manner provided for in the General Corporation Law of the State of Delaware.

         (d) No holder of Common Stock shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class, whether now or hereafter authorized.

         (e) The powers, preferences and rights of the 20% Cumulative Redeemable Convertible Preferred Stock, Series A of the Corporation shall be set forth in Annex A to this Amended and Restated Certificate of Incorporation (which is incorporated herein as though set forth in full in this place).

         (f) The powers, preferences and rights of 20% Cumulative Redeemable Convertible Preferred Stock, Series B of the Corporation shall be set forth in Annex B to this Amended and Restated Certificate of Incorporation (which is incorporated herein as though set forth in full in this place).

                  FIFTH: The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The number of directors shall be determined as provided in the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to later amend or repeal the By-laws of the Corporation.

                  SIXTH: No action shall be taken by the stockholders of the Corporation except at an annual meeting or at a special meeting of stockholders of the Corporation; PROVIDED, HOWEVER, that at any time after the first meeting of the stockholders held in accordance with the By-laws of the Corporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted; prompt notice of the taking of action without a meeting by less than unanimous consent shall be given to the stockholders who have not consented in writing.

                  SEVENTH: At any time after the first annual meeting of stockholders held in accordance with the By-laws of the Corporation, the holders of 35 percent of the issued and outstanding shares of capital stock may request that a special meeting be called in accordance with the procedures set forth in the By-laws.

                  EIGHTH: No director may be removed from office except for cause and only by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote.

                  NINTH: The Corporation may indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended.

                  TENTH: The provisions set forth in this Article Tenth and in Articles Fifth, Sixth, Eighth, Ninth, Eleventh, and Twelfth of this Amended and Restated Certificate of Incorporation may not be amended, altered, repealed or rescinded in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than three-fifths of the outstanding stock.

                  ELEVENTH:  The  Board of  Directors  shall  have the  power to adopt, amend, alter, or repeal the By-Laws of the Corporation as provided in such By-Laws. The stockholders shall also have the power to adopt, amend, alter or repeal the By-Laws of the Corporation; PROVIDED, HOWEVER, that, notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, unless amended, altered or repealed by the Board of Directors as provided in the By-Laws, Sections 2.1, 2.2(a) and 2.2(c) of Article II, Sections 3.1, 3.2, 3.3, 3.4, 3.8 and 3.9 of Article III, Section 4.1 of Article IV, Article VII, Article VIII, and Section 10.1 of Article X of the By-Laws may not be amended, altered, repealed or rescinded in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of such provision, except by the same vote that would be required to amend pursuant to Article Tenth of this Amended and Restated Certificate of Incorporation.

                  TWELFTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

4. This Amended and Restated Certificate of Incorporation was approved by the shareholders of the Corporation at a meeting held on June 23, 1997 and was duly adopted in accordance with the provisions of Sections 103 and 303 of Title 8 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed and attested by the undersigned, thereunto duly authorized, this 23d day of June, 1997.

                             Atlantic Gulf Communities Corporation

                             By: /s/ Thomas W. Jeffrey
                             ------------------------
                             Its:   Executive Vices President --
                             Chief Financial Officer



Attest:



/s/ Joel Goldman
------------------
Name: Joel Goldman
Title: Secretary

                                   ANNEX A TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                      ATLANTIC GULF COMMUNITIES CORPORATION

                                  STATEMENT OF
                            PREFERENCES AND RIGHTS OF
                      20% CUMULATIVE REDEEMABLE CONVERTIBLE
                            PREFERRED STOCK, SERIES A


                             -----------------------


The 20% Cumulative Redeemable Convertible Preferred Stock, Series A, of Atlantic Gulf Communities Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the attached Amended and Restated Certificate of Incorporation of the Corporation (all capitalized terms used without definition are defined in Section 15 of this Statement of Preferences and Rights (this "Certificate of Designation")):

                  1. DESIGNATION. The series of preferred stock established hereby shall be designated the "20% Cumulative Redeemable Convertible Preferred Stock, Series A" (and shall be referred to herein as the "Series A Preferred Stock") and the authorized number of shares of Series A Preferred Stock shall be 2,500,000.

                  2. RANK. The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon the voluntary or involuntary liquidation, winding up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock and each other class of Capital Stock of the Corporation or series of preferred stock of the Corporation hereafter created which is not Senior Stock or Parity Stock ("Junior Stock"), (ii) PARI PASSU with any Parity Stock (subject to any differing security interests between different classes of Parity Stock) and (iii) junior to any Senior Stock. There is no Senior Stock or Parity Stock (other than up to 1,000,000 shares of Series B Preferred Stock issued on the date hereof in accordance with the Investment Agreement) outstanding on the date hereof. Senior Stock or Parity Stock may be authorized or issued only in accordance with the provisions of Section 7(b).

                  3. DIVIDENDS. (a) Subject to the provisions of Section 3(c), beginning on the Original Issue Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series A Preferred Stock at an annual rate equal to 20% of the Liquidation Preference in effect from time to time and no more. All Dividends shall be cumulative, whether or not declared, on a daily basis from the date of original issuance and shall be payable quarterly in arrears on each Dividend Payment Date commencing on September 30, 1997. Each dividend shall be payable with respect to Series A Preferred Stock held by Holders as they appear on the stock books of the Corporation on each Dividend Record Date. Dividends shall cease to accumulate in respect of Series A Preferred Stock on the Redemption Date, the Conversion Date or the Repurchase Date for such shares, as the case may be, unless, in the case of a Redemption Date or Repurchase Date, the Corporation defaults in the payment of the amounts necessary for such redemption or in its obligation to deliver certificates representing Common Stock issuable upon such conversion, as the case may be, in which case, dividends shall continue to accumulate at an annual rate of 23% of the Liquidation Preference in effect from time to time (the "Default Dividend Rate") until such payment or delivery is made. If the Corporation defaults in the payment of amounts due upon a Repurchase Date, interest shall accrue on the amount of such obligation at the Default Dividend Rate until such payment is made (with all interest due).

                  (b) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to
Section 5(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders on such date, not more than forty-five
(45) days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (c) Notwithstanding anything to the contrary in the preceding provisions of this Section 3, following an Event of Default, the Holders shall be entitled to receive dividends on each share of Series A Preferred Stock at an annual rate equal to the Default Dividend Rate, payable in cash.

                  (d) So long as any Series A Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock (except such securities which are debt securities or Senior Stock or Parity Stock) or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than, prior to the occurrence of an Event of Default, dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) and shall not permit any Subsidiary of the Corporation directly or indirectly to do any of the same in respect of such Junior Stock (other than, prior to the occurrence of an Event of Default, dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) unless and until all dividend arrearages on the Series A Preferred Stock have been paid in full in cash, and the Corporation is not in default of any of its obligations under Section 5 or
Section 8.

                  (e) Unless and until all dividend arrearages on the Series A Preferred Stock have been paid in full, all dividends declared by the Corporation upon Series A Preferred Stock or Parity Stock shall be declared PRO RATA with respect to all Series A Preferred Stock and Parity Stock then outstanding so that the amounts of any dividends declared per share on the Series A Preferred Stock and such Parity Stock bear the same ratio to each other at the time of declaration as all accrued and unpaid dividends on the Series A Preferred Stock and the Parity Stock bear to each other.

                  (f) Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  4. LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the then Liquidation Preference for each share outstanding, before any payment shall be made or any assets distributed to the holders of any Junior Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders and the holders of any outstanding Parity Stock, then, subject to the rights of the Holders pursuant to Section 8 and subject to any differing security interests between different classes of Parity Stock, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amount to which the Holders and the holders of any outstanding Parity Stock are entitled were paid in full. By acceptance hereof each Holder agrees that it shall respect the security rights and priorities of any holder of shares of Parity Stock or Senior Stock and shall not challenge the right of any holder of Parity Stock or Senior Stock to be paid in respect of any obligations of the Company under any Instruments between such holder and the Company or any of its Subsidiaries, including the right to be paid by any Subsidiary of the Company under any guarantee by such Subsidiary of the obligations of the Company.

                  (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  5. REDEMPTION. (a) OPTIONAL REDEMPTION. The Corporation may, at the option of the Board of Directors, redeem at any time on or after the third anniversary of the Original Issue Date, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c), any or all of the Series A Preferred Stock, at a redemption price in cash equal to the then Liquidation Preference (the "Optional Redemption Price"); PROVIDED that no optional redemption shall be made unless full dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment, on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date; and PROVIDED, FURTHER, that no partial redemption shall be made (i) for an amount of shares of Series A Preferred Stock less than such number as have an aggregate Liquidation
Preference equal to the lesser of $1,000,000 or the aggregate Liquidation Preference of all outstanding Series A Preferred Stock, or (ii) if after consummation of any such partial redemption there would remain outstanding less than the Specified Investor Amount of shares of Series A Preferred Stock.

             (b) PRORATION. In the event of a redemption pursuant to Section 5(a) of only a portion of the then outstanding Series A Preferred Stock, unless a majority of the outstanding shares of Series A Preferred Stock shall agree in writing to waive the requirement of proration, the Corporation shall effect such redemption PRO RATA according to the number of shares held by each Holder, except that the Corporation may redeem such shares held by Holders of 100 or fewer shares (or shares held by Holders who would hold 100 or fewer shares as a result of such redemption), as may be determined by the Corporation.

                  (c) PROCEDURE FOR REDEMPTION. (i) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series A Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder on the record date fixed for such redemption of the Series A Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation. The Redemption Notice shall state:

                  (1) that such notice constitutes a Redemption Notice pursuant to Section 5(a);

                  (2) the Optional Redemption Price;

                  (3) whether all or less than all the outstanding Series A Preferred Stock redeemable thereunder is to be redeemed and the total number of shares of such Series A Preferred Stock being redeemed;

                  (4) the number of shares of Series A Preferred Stock held, as of the appropriate record date, by the specific Holder that the Corporation intends to redeem;

                  (5) the Redemption Date;

                  (6) that the Holder is to surrender to the Corporation his certificate or certificates representing the Series A Preferred Stock to be redeemed, specifying the place or places where, and the manner in which, certificates for Series A Preferred Stock are to be surrendered for redemption;

                  (7) the date on which the Series A Preferred Stock called for redemption shall cease to be convertible; and

                  (8) that dividends on the Series A Preferred Stock to be redeemed shall cease to accumulate on the Redemption Date, unless the Corporation defaults in the payment of the amounts necessary for such redemption, in which case, dividends shall continue to accumulate until such payment is made.

                  (ii) Each Holder shall surrender the certificate or certificates representing such Series A Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price for such shares so surrendered shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 (iii) If on or before the Redemption Date all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the PRO RATA benefit of the Holders of the shares so called for redemption, so as to be and continue to be available therefor and not subject to claims of creditors of the Corporation, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                  Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed as of the first anniversary of such Redemption Date shall be released or repaid to the Corporation, after which the Holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

                  6. CONVERSION. (a) CONVERSION RIGHT. The Holder of each share of Series A Preferred Stock shall have the right at any time, or from time to time (prior in each case to the thirtieth day following the date of the Redemption Notice if such share shall be called for redemption pursuant to
Section 5), at the option of such Holder, to convert such share into Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock, as is obtained by dividing the Liquidation Preference by the Conversion Price, in each case as in effect at the date any Series A Preferred Stock is surrendered for conversion.

                  (b)   CONVERSION   PROCEDURES.   To  exercise  the  conversion
privilege, the Holder of any Series A Preferred Stock to be converted in whole or in part shall surrender the certificate representing such Series A Preferred Stock (the "Series A Preferred Stock Certificate") at the office or agency then maintained by the Corporation for the transfer of the Series A Preferred Stock, and shall give written notice of conversion in the form provided on the Series A Preferred Stock Certificate (or such other notice which is acceptable to the Corporation) to the Corporation at such office or agency that the Holder elects to convert such Series A Preferred Stock represented by the Series A Preferred Stock Certificate so surrendered or the portion thereof specified in said notice into Common Stock. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required. Each Series A Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series A Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

                  As  promptly as  practicable,  but in no event later than five
(5) Business Days, after the surrender of such Series A Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall simultaneously deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock, issuable upon the conversion of such Series A Preferred Stock represented by the Series A Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this
Section 6. In case less than all of the Series A Preferred Stock represented by a Series A Preferred Stock Certificate surrendered for conversion is to be converted, the Corporation shall simultaneously deliver to or upon the written order of the Holder of such Series A Preferred Stock Certificate a new Series A Preferred Stock Certificate representing the Series A Preferred Stock not converted. If a Holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

                  Each conversion shall be deemed to have been effected on the date on which such Series A Preferred Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid (the "Conversion Date"), and the Person in whose name any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open, but such conversion shall be at the Conversion Price as in effect on the date upon which such Series A Preferred Stock Certificate shall have been surrendered.

                  All Series A Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive Common Stock in exchange therefor; PROVIDED, HOWEVER, that if the Corporation defaults in its obligation to deliver certificates representing Common Stock issuable upon such conversion, dividends shall continue to accumulate at the Default Dividend Rate until such delivery is made.

                  If any Series A Preferred Stock shall be called for redemption, the right to convert such Series A Preferred Stock shall terminate at the close of business on the thirtieth day following the date of the Redemption Notice.

                  (c) The Conversion Price at which Series A Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as provided in this Section 6(c) (unless otherwise indicated, all calculations under this Section 6(c) shall be made to the nearest $0.01):

                   (i) In case the Corporation shall (A) declare a dividend or make a distribution on the outstanding Common Stock in Capital Stock of the Corporation, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares (or into other securities or property), or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares (or into other securities or property), the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, or to be affected by such subdivision, combination or other reclassification, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date for such event, or, if there is no record date, upon the effective date for such event. Any Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subparagraphs (ii) and (iii) below. Adjustments pursuant to this subparagraph shall be made successively whenever any event specified above shall occur.

                  (ii) In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (other than Series B Preferred Stock, Series B Warrants or Investor Warrants) at a price per share (or having a conversion price or exchange price per share, subject to normal antidilution adjustments) less than the Current Market Price (as defined in subparagraph (vii) below) of Common Stock on such record date, the Conversion Price in effect at the close of business on such record date shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price as of such record date, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within forty-five (45) days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (iii) In case the Corporation shall fix a record date for the making of a distribution to all holders of Common Stock (A) of shares of any class other than Common Stock, (B) of evidences of indebtedness of the Corporation or any Subsidiary, (C) of assets or other property or (D) of rights or warrants (excluding those rights or warrants resulting in an adjustment pursuant to subparagraph (ii) above, and the right to acquire Series B Preferred Stock in the rights offering thereof), then in each such case the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iii) by a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock, less the then fair market value (as determined by the Board of Directors, whose reasonable determination shall be described in a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification (a "Board Resolution") of the portion of the securities, evidences of indebtedness, assets, property or rights or warrants so distributed, the case may be, which is applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock as of the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed.

                  (iv) In case the  Corporation  shall issue  Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares, and the denominator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vi) below) for the issuance of such additional shares would purchase at the Current Market Price per share. Such adjustment shall be made successively whenever such an issuance is made; PROVIDED, HOWEVER, that the provisions of this subparagraph shall not apply (A) to Common Stock issued to the Corporation's employees or former employees or their estates under BONA FIDE employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock if required by law, if such Common Stock would otherwise be covered by this subparagraph, but only to the extent that the aggregate number of shares excluded hereby shall not exceed, on a cumulative basis since the date hereof, 1,642,000 (including 842,000 shares as of the date hereof to be issued pursuant to employee stock options outstanding as of the date hereof to purchase Common Stock), (B) to the Common Stock to be issued pursuant to the Bank Warrants, (C) to the Common Stock to be issued pursuant to the Investor Warrants or the Series B Warrants and (D) to Common Stock to be issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, adjusted as appropriate in each case, in connection with any stock split, merger, recapitalization or similar transaction.

                   (v) In  case  the  Corporation  shall  issue  any  securities convertible into or exchangeable for Common Stock (excluding (A) securities issued in transactions resulting in adjustment pursuant to subparagraphs (ii) and (iii) above, (B) Series A Preferred Stock, (C) Series B Preferred Stock, (D) Investor Warrants or Series B Warrants, and (E) upon conversion of any of such securities) for a consideration per share of Common Stock deliverable upon conversion or exchange of such securities (determined as provided in subparagraph
         (vi) below and subject to normal antidilution adjustments) less than the Current Market Price per share in effect immediately prior to the issuance of such securities, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vi) below) for such securities would purchase at the Current Market Price per share. Such adjustment shall be made successively whenever such an issuance is made.

                  Upon the termination of the right to convert or exchange such securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Corporation (determined as provided in subparagraph (vi) below) for such securities.

                  (vi) For purposes of any computation respecting consideration received pursuant to subparagraphs (iv) and (v) above, the following shall apply:

                              (A) in the case of the  issuance  of Common  Stock
                  for cash, the consideration shall be the amount of such cash, PROVIDED that in no case shall any deductions be made for any commissions, discounts, placement fees or other expenses incurred by the Corporation for any underwriting or placement of the issue or otherwise in connection therewith;

                              (B) in the case of the  issuance  of Common  Stock
                  for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors, whose reasonable determination shall be described in a Board Resolution; and

                              (C) in the  case  of the  issuance  of  securities
                  convertible into or exchangeable for Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subparagraph (vi)).

                 (vii) For the purpose of any computation under this Certificate of Designation, (A) the "Current Market Price" per share at any date shall be deemed to be the average of the daily Closing Price for the Common Stock for the ten (10) consecutive Trading Days commencing fourteen (14) Trading Days before such date, and (B) the "Closing Price" of the Common Stock means the last reported sale price regular way reported on the NASDAQ Stock Market or its successor, or, if not listed or admitted to trading on the NASDAQ Stock Market or its successor, the last reported sale price regular way reported on any other stock exchange or market on which the Common Stock is then listed or eligible to be quoted for trading, or as reported by the National Quotation Bureau Incorporated.

                  (viii) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
         (A) issuing to the Holder of any Series A Preferred Stock converted after such record date and before the occurrence of such event the Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder an amount in cash in lieu of a fractional share of Common Stock pursuant to Section 6(h); PROVIDED, HOWEVER, that the Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                  (ix) The Corporation may make such reductions in the Conversion Price, in addition to those required pursuant to other subparagraphs of this Section, as it considers to be advisable so that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                  (x) In case of any consolidation with or merger of the Corporation into another corporation, or in case of any sale, lease or conveyance of assets to another corporation of the property of the Corporation as an entirety or substantially as an entirety, lawful and adequate provisions shall be made whereby each Holder of Series A Preferred Stock shall have the right to receive, from such successor, leasing or purchasing corporation, as the case may be, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Series A Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance. In the case of any such consolidation, merger or sale of substantially all the assets, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

                  (xi) In case of any reclassification or change of the Common Stock issuable upon conversion of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), lawful and adequate provisions shall be made whereby each Holder of Series A Preferred Stock shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Series A Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger, by a holder of the number of shares of Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation or merger.

                  (xii) The foregoing subparagraphs (x) and (xi), however, shall not in any way affect the rights a Holder may otherwise have, pursuant to this Section, to receive securities, evidences of indebtedness, assets, property rights or warrants upon conversion of any Series A Preferred Stock.

                  (xiii) If the Corporation repurchases (by way of tender offer, exchange offer or otherwise) any Common Stock for a per share consideration which exceeds the Current Market Price of a share of Common Stock on the date immediately prior to such repurchase, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (xiii) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such acquisition multiplied by the Current Market Price per share of the Common Stock on the immediately preceding Trading Day, and the denominator shall be the sum of (A) the fair market value (as determined in good faith by the Board of Directors) of the aggregate consideration payable to stockholders as a result of such acquisition, and (B) the product of the number of shares of Common Stock outstanding immediately following such acquisition and the Current Market Price per share of the Common Stock on such immediately preceding Trading Day, such reduction to become effective immediately prior to the opening of business on the day following such acquisition.

                  (xiv) If any event occurs as to which the foregoing provisions of this Section 6(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the Holders.

                  (xv) For purposes of Section 6(c), Common Stock owned or held at any relevant time by, or for the account of, the Corporation in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein. Shares held in the Disputed Claims Reserve, Division Class 14 Utility Fund Trust Agreement dated April 6, 1993 and the Improvements Fund Trust Agreement dated April 6, 1993 shall not be deemed to be held by, or for the account of, the Corporation.

                  (d) CONVERSION PRICE ADJUSTMENT DEFERRED. Notwithstanding the foregoing provisions of this Section 6, (i) no adjustment in the number of shares of Common Stock into which any Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (e) ADJUSTMENT REPORT. Whenever any adjustment is required in the shares into which any Series A Preferred Stock is convertible, the Corporation shall forthwith (i) file with each office or agency then maintained by the Corporation for the transfer of the Series A Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holders at their respective addresses as shown on the stock books of the Corporation. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors certifying to the Board of Directors the correctness of any computation under this Section 6 shall be evidence of the correctness of such computation.

                  (f)  NOTICE OF CERTAIN EVENTS.  In the event that:

                  (i) the Corporation shall take action to make any distribution to the holders of its Common Stock;

                  (ii)  the   Corporation   shall  take   action  to  offer  for
         subscription PRO RATA to the holders of its Common Stock any securities of any kind;

                  (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the Capital Stock of the Corporation, or a consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (iv) the Corporation  shall take action looking to a voluntary
         or   involuntary   dissolution,   liquidation   or  winding-up  of  the
         Corporation;

then the Corporation shall (A) in case of any such distribution or subscription rights, at least twenty (20) days prior to the date or expected date on which the stock books of the Corporation shall close or a record shall be taken for the determination of Holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least twenty (20) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each Holder at his address as shown on the stock books of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

                  (g) COMMON STOCK. For the purposes of this Section 6, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 6(c), the Holder of any Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation, such other shares so receivable upon conversion of any Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(c), and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (h) FRACTIONAL SHARES. The Corporation shall not be required to issue fractional shares of Common Stock upon the conversion of any Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Series A Preferred Stock, the Corporation may pay, in lieu thereof, in cash the Closing Price thereof as of the Business Day immediately preceding the date of such conversion.

                  (i) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below) as shall from time to time be sufficient for the conversion of all outstanding Series A Preferred Stock into Common Stock at any time. The Corporation shall, from time to time and in accordance with the General Corporation Law of the State of Delaware, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding Series A Preferred Stock into Common Stock at any time.

                  7. VOTING RIGHTS. The Series A Preferred Stock shall have the following voting rights:

                  (a) The Holders of Series A Preferred Stock voting together as a single class shall be entitled to elect three directors to the Board of Directors (who shall serve for terms of one year) and shall otherwise not vote on any matters submitted to the holders of the Common Stock for a vote, except as may be required by law; PROVIDED, HOWEVER, that if the Investor does not hold at least the Specified Investor Amount of Series A Preferred Stock, the number of directors that the Holders of the Series A Preferred Stock shall be entitled to elect shall be equal to three multiplied by a fraction, the numerator of which is the number of shares of Series A Preferred Stock outstanding and the denominator of which is 2,500,000, rounded up to the nearest whole director.

                  (b) So long as any Series A Preferred Stock is outstanding, without the affirmative vote or consent of Holders of at least a majority of the outstanding Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not (i) issue, or reclassify any authorized stock of the Corporation into, or issue any obligation or security convertible into or evidencing a right to purchase, any Senior Stock or Parity Stock or any preferred stock having voting rights senior or equal to those of the Series A Preferred Stock (other than Series B Preferred Stock),
(ii) reclassify the Series A Preferred Stock, or (iii) amend its Certificate of Incorporation or this Certificate of Designation or the Certificate of Designation for the Series B Preferred Stock so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders or to increase or decrease the authorized number of shares of Series A Preferred Stock or Series B Preferred Stock.

                  (c) In any case in which the Holders shall be entitled to vote as a separate class pursuant to this Section 7 or pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Series A Preferred Stock then held.

                  8.  REPURCHASE  OBLIGATION.  (a) Subject to the  provisions of
Section 8(b), the Series A Preferred Stock shall not be redeemable at the option of the Holder thereof prior to the fourth anniversary of the Original Issue Date. Beginning on the fourth anniversary of the Original Issue Date, each Holder shall have the right, at such Holder's option, exercisable by notice (a "Repurchase Notice"), to require the Corporation to purchase Series A Preferred Stock then held by such Holder, at a repurchase price in cash equal to the Liquidation Preference in effect at such time (the "Repurchase Price"); PROVIDED, HOWEVER, that the number of shares required to be repurchased from any Holder by the Corporation pursuant to this Section 8(a) ("Put Shares") prior to the fifth anniversary of the Original Issue Date shall not exceed one-third of the total number of shares of Series A Preferred Stock issued by the Corporation, and, prior to the sixth anniversary of the Original Issue Date, the number of Put Shares shall not exceed two-thirds of the total number of shares of Series A Preferred Stock issued by the Corporation.

                  (b) Notwithstanding the provisions of Section 8(a), if an Event of Default shall occur at any time or from time to time on or after the Original Issue Date, each Holder shall have the right, at such Holder's option exercisable by Repurchase Notice at any time within sixty (60) days after the happening of each such Event of Default or, if later, receipt of notice from the Corporation of such Event of Default, to require the Corporation to purchase all or any part of the Series A Preferred Stock then held by such Holder as such Holder may elect, at the Repurchase Price.

                  (c) The Corporation shall, within thirty (30) days of the occurrence of an Event of Default, give written notice thereof by telecopy, if possible, and by first class mail, postage prepaid, to each Holder, addressed to such Holder at his last address and telecopy number as shown upon the stock books of the Corporation. Each such notice shall specify the Event of Default which has occurred and the date of such occurrence, the place or places of payment, the then effective Conversion Price pursuant to Section 6, the then effective Repurchase Price and the date the right of such Holder to require such repurchase shall terminate. In addition, the Corporation shall, immediately upon becoming aware of any facts or events that could reasonably be expected to result in the occurrence of an Event of Default, give a written notice thereof by telecopy, if possible, and by first class mail, postage prepaid, to the Holders, addressed to such Holders at their last addresses as shown upon the stock books of the Corporation.

                  (d) The date fixed for each such repurchase (the "Repurchase Date") shall be the 30th day following the date of the Repurchase Notice relating thereto. The place of payment shall be at an office or agency in the City of New York, New York fixed therefor by the Corporation or, if not fixed, at the principal executive office of the Corporation.

                  On or before the Repurchase Date, each Holder who elects to have Series A Preferred Stock held by it purchased shall surrender the certificate representing such shares to the Corporation at the place designated in such notice together with an election to have such purchase made and shall thereupon be entitled to receive payment therefor provided in this Section 8. If less than all the shares represented by any such surrendered certificate are repurchased, a new certificate shall be issued representing the unpurchased shares. Payment of the Repurchase Price for the Put Shares shall be made on the later of the Repurchase Date or the fifth Business Day after the surrender of such certificate. Dividends with respect to the Series A Preferred Stock so purchased shall cease to accrue after the Repurchase Date, such shares shall no longer be deemed outstanding and the Holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so purchased shall terminate; PROVIDED, HOWEVER, that if the Corporation defaults in its obligation to pay the Repurchase Price for such Put Shares, interest shall accrue on the amount of such obligation at the Default Dividend Rate until such payment is made (with all interest due).

                  (e) Notwithstanding any other provision hereof, if any of the following events shall occur and be continuing: (i) the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; (v) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (vi) the Company or any of its Significant Subsidiaries shall cause to be reinstated the Reorganization Proceedings (as defined in the Note Agreement (as defined in the Investment Agreement)); or (vii) the Confirmation Order (as defined in the Note Agreement) shall be reversed, withdrawn, modified (in any manner adverse to the Company or any of its Significant Subsidiaries), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over the Company; then, and in any such event, all Series A Preferred Stock held by such Holder shall be Put Shares and the aggregate Repurchase Price in respect of each such share shall immediately and automatically become due and payable in full without any requirement or pre-condition of delivery of a Repurchase Notice, any such requirement or pre-condition being expressly waived hereby.

                  9. REISSUANCE OF SERIES A PREFERRED STOCK.  Series A Preferred
Stock that has been issued and reacquired in any manner, including shares surrendered to the Corporation upon conversion, and shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued preferred stock undesignated as to series and may not be re-designated and reissued as part of any series of preferred stock.

                  10. BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

                  11. HEADINGS OF SECTIONS. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  12. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Preferred Stock set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  13. NOTICE. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices at Atlantic Gulf Communities Corporation, 2601 South Bayshore Drive, Miami, Florida 33133-5461, Telecopy number (305) 859-4623, Attention: Chief Financial Officer.

                  14. AMENDMENTS. This Certificate of Designation may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency or to make any other amendment PROVIDED that any such amendment does not adversely affect the rights of any Holder. Any provisions of this Certificate of Designation may also be amended by the Corporation with the vote or written consent of Holders representing a majority of the outstanding Series A Preferred Stock.

                  The Corporation will, so long as any Series A Preferred Stock is outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

                  15. DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "BANK WARRANTS" means the 1,500,000 warrants for the purchase of Common Stock issued on September 30, 1996 pursuant to the Prepayment Agreement dated as of September 30, 1996 among the financial institutions listed on the signature pages thereof, The Chase Manhattan Bank and the Corporation.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

                  "BOARD RESOLUTION" has the meaning set forth in Section 6(c)(iii).

                  "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, partnership interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock.

                  "CLOSING   PRICE"  has  the   meaning  set  forth  in  Section
6(c)(vii).

                  "COMMON STOCK" means shares of Common Stock, par value $.10 per share, of the Corporation.

                  "CONVERSION DATE" has the meaning set forth in Section 6(b).

                  "CONVERSION PRICE" means, initially, $5.75 and, thereafter, such price as adjusted pursuant to Section 6.

                  "CORPORATION" means Atlantic Gulf Communities Corporation, a Delaware corporation.

                  "CURRENT MARKET PRICE" has the meaning set forth in Section 6(c)(vii).

                  "DEFAULT DIVIDEND RATE" has the meaning set forth in Section 3(a).

                  "DIVIDEND PAYMENT DATE" means March 31, June 30, September 30 and December 31 of each year.

                  "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "DIVIDEND RECORD DATE" means a day fifteen (15) days preceding the Dividend Payment Date.

                  "EVENT OF DEFAULT" means (i) any event of default (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority) under any Instrument creating, evidencing or securing any indebtedness for borrowed money of the Company or any Significant Subsidiary in an amount in excess of $2,500,000 that would enable the creditors or secured parties under such Instrument to declare the principal amount of such indebtedness due and payable prior to its scheduled maturity, and has not been waived by the relevant creditors or secured parties, (ii) the occurrence of a Default Change of Control (as defined in the Investment Agreement), (iii) a material breach (following written notice by the Investor that the Investor would consider such a breach as material) by the Company of Section 6.7(f) of the Investment Agreement or (insofar as such breach is willful and materially imperils the value of the collateral securing the rights of the Holder or the rights of the Holder with respect thereto) of Section 3 of the Note Agreement or any Security Document (as defined in the Note Agreement) which, in any event, is not curable or if curable is not cured within 15 days, or (iv) one of the events specified in clauses (i) through (vii) of Section 8(e).

                  "HOLDER" means a record holder of one or more outstanding shares of Series A Preferred Stock.

                  "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Original Issue Date and ending on the second Dividend Payment Date to occur thereafter.

                  "INSTRUMENT"   means  any  contract,   agreement,   indenture,
mortgage, security, document or writing under which any obligation is evidenced, assumed or undertaken, or any security interest is granted or perfected.

                  "INVESTOR" has the meaning set forth in the Investment Agreement.

                  "INVESTOR WARRANTS" means the 5,000,000 warrants to acquire Common Stock to be issued to the Investor pursuant to the Investment Agreement.

                  "INVESTMENT AGREEMENT" means the Amended and Restated Investment Agreement dated as of February 7, 1997 by and between AP-AGC, LLC and the Corporation, amended as of March 20, 1997 and amended and restated as of May 15, 1997.

                  "JUNIOR STOCK" has the meaning set forth in Section 2.

                  "LIQUIDATION PREFERENCE" means, at any time, $10 per share of Series A Preferred Stock, PLUS accumulated and unpaid Dividends thereon through the date of such determination, whether or not declared and whether or not funds are legally available therefor.

                  "OPTIONAL  REDEMPTION  PRICE"  has the  meaning  set  forth in
Section 5(a).

                  "ORIGINAL ISSUE DATE" means the date upon which the Series A Preferred Stock is originally issued by the Corporation, which shall be the Closing Date (as defined in the Investment Agreement).

                  "PARITY STOCK" means the Series B Preferred Stock (except insofar as the Series A Preferred Stock has certain security rights and interests which are not applicable to the Series B Preferred Stock) and any class or series of stock the terms of which provide that it is entitled to participate PARI PASSU with the Series A Preferred Stock with respect to any dividend or distribution or upon liquidation, dissolution or winding-up of the Corporation.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "PUT SHARES" has the meaning set forth in Section 8(a).

                  "QUARTERLY DIVIDEND PERIOD" shall mean the quarterly period commencing on each March 31, June 30, September 30 and December 31 and ending on each Dividend Payment Date, respectively.

                  "REDEMPTION DATE", with respect to any Series A Preferred Stock, means the date on which such Series A Preferred Stock is redeemed by the Corporation.

                  "REDEMPTION NOTICE" has the meaning set forth in Section 5(c).

                  "REPURCHASE DATE" has the meaning set forth in Section 8(d).

                  "REPURCHASE NOTICE" has the meaning set forth in Section 8(a).

                  "REPURCHASE PRICE" has the meaning set forth in Section 8(a).

                  "SENIOR STOCK" means any class or series of stock the terms of which provide that it is entitled to a preference to the Series A Preferred Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                  "SERIES A PREFERRED STOCK" means the 20% Cumulative Redeemable Convertible Preferred Stock, Series A, par value $.01 per share, of the Corporation.

                  "SERIES A PREFERRED STOCK CERTIFICATE" has the meaning set forth in Section 6(b).

                  "SERIES B PREFERRED STOCK" means the 20% Cumulative Redeemable Convertible Preferred Stock, Series B, par value $.01 per share, of the Corporation, which may be issued in accordance with the Investment Agreement.

                  "SERIES B WARRANTS" means up to 4,000,000 warrants to acquire Common Stock which may be issued to acquirers of Series B Preferred Stock.

                  "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Regulation S-X under the Securities Exchange Act of 1934, as amended; PROVIDED that SP Subsidiary (as defined in the Investment Agreement) shall be a Significant Subsidiary.

                  "SPECIFIED INVESTOR AMOUNT" means 500,000 shares of Series A Preferred Stock.

                  "SUBSIDIARY" means, (i) with respect to any Person, a corporation a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person, or (ii) any other Person (other than a corporation) of which at least a majority of the voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person.

                  "TRADING DAY" shall mean a day on which securities are traded or quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

                                   ANNEX B TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                      ATLANTIC GULF COMMUNITIES CORPORATION

                                  STATEMENT OF
                            PREFERENCES AND RIGHTS OF
                      20% CUMULATIVE REDEEMABLE CONVERTIBLE
                            PREFERRED STOCK, SERIES B


                             -----------------------


The 20% Cumulative Redeemable Convertible Preferred Stock, Series B, of Atlantic Gulf Communities Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the attached Amended and Restated Certificate of Incorporation of the Corporation (all capitalized terms used without definition are defined in Section 15 of this Statement of Preferences and Rights (this "Certificate of Designation")):

                  16. DESIGNATION. The series of preferred stock established hereby shall be designated the "20% Cumulative Redeemable Convertible Preferred Stock, Series B" (and shall be referred to herein as the "Series B Preferred Stock") and the authorized number of shares of Series B Preferred Stock shall be 2,000,000.

                  17. RANK. The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon the voluntary or involuntary liquidation, winding up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock and each other class of Capital Stock of the Corporation or series of preferred stock of the Corporation hereafter created which is not Senior Stock or Parity Stock ("Junior Stock"), (ii) PARI PASSU with any Parity Stock (subject to any differing security interests between different classes of Parity Stock) and (iii) junior to any Senior Stock. There is no Senior Stock outstanding on the date hereof, and there is no Parity Stock outstanding on the date hereof other than the 20% Cumulative Redeemable Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), the holders of which have certain security interests and rights to which the Holders of Series B Preferred Stock are not entitled. Senior Stock or Parity Stock may be authorized or issued only in accordance with the provisions of Section 7(b).

                  18. DIVIDENDS. (a) Subject to the provisions of Section 3(c), beginning on the Original Issue Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, distributions in the form of cash dividends on each share of Series B Preferred Stock at an annual rate equal to 20% of the Liquidation Preference in effect from time to time and no more. All Dividends shall be cumulative, whether or not declared, on a daily basis from the date of original issuance and shall be payable quarterly in arrears on each Dividend Payment Date commencing on

September 30, 1997. Each dividend shall be payable with respect to Series B Preferred Stock held by Holders as they appear on the stock books of the Corporation on each Dividend Record Date. Dividends shall cease to accumulate in respect of Series B Preferred Stock on the Redemption Date, the Conversion Date or the Repurchase Date for such shares, as the case may be, unless, in the case of a Redemption Date or Repurchase Date, the Corporation defaults in the payment of the amounts necessary for such redemption or in its obligation to deliver certificates representing Common Stock issuable upon such conversion, as the case may be, in which case, dividends shall continue to accumulate at an annual rate of 23% of the Liquidation Preference in effect from time to time (the "Default Dividend Rate") until such payment or delivery is made. If the Corporation defaults in the payment of amounts due upon a Repurchase Date, interest shall accrue on the amount of such obligation at the Default Dividend Rate until such payment is made (with all interest due).

                  (b) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to
Section 5(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders on such date, not more than forty-five
(45) days prior to the payment thereof, as may be fixed by the Board of Directors.

                  (c) Notwithstanding anything to the contrary in the preceding provisions of this Section 3, following an Event of Default, the Holders shall be entitled to receive dividends on each share of Series B Preferred Stock at an annual rate equal to the Default Dividend Rate, payable in cash.

                  (d) So long as any Series B Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock (except such securities which are debt securities or Senior Stock or Parity Stock) or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than, prior to the occurrence of an Event of Default, dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) and shall not permit any Subsidiary of the Corporation directly or indirectly to do any of the same in respect of such Junior Stock (other than, prior to the occurrence of an Event of Default, dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) unless and until all dividend arrearages on the Series B Preferred Stock have been paid in full in cash, and the Corporation is not in default of any of its obligations under Section 5 or
Section 8.

                  (e) Unless and until all dividend arrearages on the Series B Preferred Stock have been paid in full, all dividends declared by the Corporation upon Series B Preferred Stock or Parity Stock shall be declared PRO RATA with respect to all Series B Preferred Stock and Parity Stock then outstanding so that the amounts of any dividends declared per share on the Series B Preferred Stock and such Parity Stock bear the same ratio to each other at the time of declaration as all accrued and unpaid dividends on the Series B Preferred Stock and the Parity Stock bear to each other.

                  (f) Dividends payable on the Series B Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

                  19. LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the then Liquidation Preference for each share outstanding, before any payment shall be made or any assets distributed to the holders of any Junior Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders and the holders of any outstanding Parity Stock, then, subject to the rights of the Holders pursuant to Section 8 and subject to any differing security interests between different classes of Parity Stock, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts which would be payable on such distribution if the amount to which the Holders and the holders of any outstanding Parity Stock are entitled were paid in full. By acceptance hereof each Holder agrees that it shall respect the security rights and priorities of any holder of shares of Parity Stock or Senior Stock and shall not challenge the right of any holder of Parity Stock or Senior Stock to be paid in respect of any obligations of the Company under any Instruments between such holder and the Company or any of its Subsidiaries, including the right to be paid by any Subsidiary of the Company under any guarantee by such Subsidiary of the obligations of the Company.

                  (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  20. REDEMPTION. (a) OPTIONAL REDEMPTION. The Corporation may, at the option of the Board of Directors, redeem at any time on or after the third anniversary of the Original Issue Date, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c), any or all of the Series B Preferred Stock, at a redemption price in cash equal to the then Liquidation Preference (the "Optional Redemption Price"); PROVIDED that no optional redemption shall be made unless full dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment, on the Series B Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date; and PROVIDED, FURTHER, that no partial redemption shall be made for an amount of shares of Series B
Preferred  Stock  less  than  such  number  as  have  an  aggregate  Liquidation
Preference equal to the lesser of $1,000,000 or the aggregate Liquidation Preference of all outstanding Series B Preferred Stock.

                  (b) PROCEDURE FOR REDEMPTION. (i) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Series B Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder on the record date fixed for such redemption of the Series B Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation. The Redemption Notice shall state:

                  (1) that such notice constitutes a Redemption Notice pursuant to Section 5(a);

                  (2) the Optional Redemption Price;

                  (3) whether all or less than all the outstanding Series B Preferred Stock redeemable thereunder is to be redeemed and the total number of shares of such Series B Preferred Stock being redeemed;

                  (4) the number of shares of Series B Preferred Stock held, as of the appropriate record date, by the specific Holder that the Corporation intends to redeem;

                  (5) the Redemption Date;

                  (6) that the Holder is to surrender to the Corporation his certificate or certificates representing the Series B Preferred Stock to be redeemed, specifying the place or places where, and the manner in which, certificates for Series B Preferred Stock are to be surrendered for redemption;

                  (7) the date on which the Series B Preferred Stock called for redemption shall cease to be convertible; and

                  (8) that dividends on the Series B Preferred Stock to be redeemed shall cease to accumulate on the Redemption Date, unless the Corporation defaults in the payment of the amounts necessary for such redemption, in which case, dividends shall continue to accumulate until such payment is made.

                  (ii) Each Holder shall surrender the certificate or certificates representing such Series B Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price for such shares so surrendered shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 (iii) If on or before the Redemption Date all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the PRO RATA benefit of the Holders of the shares so called for redemption, so as to be and continue to be available therefor and not subject to claims of creditors of the Corporation, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such Redemption Date, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on redemption thereof, without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                  Any funds so set aside or deposited by the Corporation which shall not be required for such redemption because of the exercise of any right of conversion subsequent to the date of such deposit shall be released or repaid to the Corporation forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed as of the first anniversary of such Redemption Date shall be released or repaid to the Corporation, after which the Holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

                  21. CONVERSION. (a) CONVERSION RIGHT. The Holder of each share of Series B Preferred Stock shall have the right at any time, or from time to time (prior in each case to the thirtieth day following the date of the Redemption Notice if such share shall be called for redemption pursuant to
Section 5), at the option of such Holder, to convert such share into Common Stock, on and subject to the terms and conditions hereinafter set forth. Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall be convertible into such number (calculated as to each conversion to the nearest 1/100th of a share) of fully paid and nonassessable shares of Common Stock, as is obtained by dividing the Liquidation Preference by the Conversion Price, in each case as in effect at the date any Series B Preferred Stock is surrendered for conversion.

                  (b)   CONVERSION   PROCEDURES.   To  exercise  the  conversion
privilege, the Holder of any Series B Preferred Stock to be converted in whole or in part shall surrender the certificate representing such Series B Preferred Stock (the "Series B Preferred Stock Certificate") at the office or agency then maintained by the Corporation for the transfer of the Series B Preferred Stock, and shall give written notice of conversion in the form provided on the Series B Preferred Stock Certificate (or such other notice which is acceptable to the Corporation) to the Corporation at such office or agency that the Holder elects to convert such Series B Preferred Stock represented by the Series B Preferred Stock Certificate so surrendered or the portion thereof specified in said notice into Common Stock. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by transfer taxes, if required. Each Series B Preferred Stock Certificate surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Series B Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or such Holder's duly authorized attorney.

                  As  promptly as  practicable,  but in no event later than five
(5) Business Days, after the surrender of such Series B Preferred Stock Certificate and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall simultaneously deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Common Stock, issuable upon the conversion of such Series B Preferred Stock represented by the Series B Preferred Stock Certificate so surrendered or portion thereof in accordance with the provisions of this
Section 6. In case less than all of the Series B Preferred Stock represented by a Series B Preferred Stock Certificate surrendered for conversion is to be converted, the Corporation shall simultaneously deliver to or upon the written order of the Holder of such Series B Preferred Stock Certificate a new Series B Preferred Stock Certificate representing the Series B Preferred Stock not converted. If a Holder fails to notify the Corporation of the number of shares of Series B Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

                  Each conversion shall be deemed to have been effected on the date on which such Series B Preferred Stock Certificate shall have been surrendered and such notice shall have been received by the Corporation, as aforesaid (the "Conversion Date"), and the Person in whose name any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open, but such conversion shall be at the Conversion Price as in effect on the date upon which such Series B Preferred Stock Certificate shall have been surrendered.

                  All Series B Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive Common Stock in exchange therefor; PROVIDED, HOWEVER, that if the Corporation defaults in its obligation to deliver certificates representing Common Stock issuable upon such conversion, dividends shall continue to accumulate at the Default Dividend Rate until such delivery is made.

                  If any Series B Preferred Stock shall be called for redemption, the right to convert such Series B Preferred Stock shall terminate at the close of business on the thirtieth day following the date of the Redemption Notice.

                  (c) The Conversion Price at which Series B Preferred Stock is convertible into Common Stock shall be subject to adjustment from time to time as provided in this Section 6(c) (unless otherwise indicated, all calculations under this Section 6(c) shall be made to the nearest $0.01):

                   (i) In case the Corporation shall (A) declare a dividend or make a distribution on the outstanding Common Stock in Capital Stock of the Corporation, (B) subdivide or reclassify the outstanding Common Stock into a greater number of shares (or into other securities or property), or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares (or into other securities or property), the Conversion Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, or to be affected by such subdivision, combination or other reclassification, shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date for such event, or, if there is no record date, upon the effective date for such event. Any Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subparagraphs (ii) and (iii) below. Adjustments pursuant to this subparagraph shall be made successively whenever any event specified above shall occur.

                   (ii) In case the Corporation  shall fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (other than Series B Preferred Stock, Series B Warrants or Investor Warrants) at a price per share (or having a conversion price or exchange price per share, subject to normal antidilution adjustments) less than the Current Market Price (as defined in subparagraph (vii) below) of Common Stock on such record date, the Conversion Price in effect at the close of business on such record date shall be reduced by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price as of such record date, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase in connection with such rights, options or warrants. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised within forty-five (45) days after the same shall have been distributed or issued by the Corporation, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                 (iii) In case the Corporation shall fix a record date for the making of a distribution to all holders of Common Stock (A) of shares of any class other than Common Stock, (B) of evidences of indebtedness of the Corporation or any Subsidiary, (C) of assets or other property or (D) of rights or warrants (excluding those rights or warrants resulting in an adjustment pursuant to subparagraph (ii) above, and the right to acquire Series B Preferred Stock in the rights offering thereof), then in each such case the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iii) by a fraction, the numerator of which shall be the then Current Market Price per share of Common Stock, less the then fair market value (as determined by the Board of Directors, whose reasonable determination shall be described in a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification (a "Board Resolution") of the portion of the securities, evidences of indebtedness, assets, property or rights or warrants so distributed, the case may be, which is applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of Common Stock as of the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed.

                  (iv) In case the  Corporation  shall issue  Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares, and the denominator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vi) below) for the issuance of such additional shares would purchase at the Current Market Price per share. Such adjustment shall be made successively whenever such an issuance is made; PROVIDED, HOWEVER, that the provisions of this subparagraph shall not apply (A) to Common Stock issued to the Corporation's employees or former employees or their estates under BONA FIDE employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock if required by law, if such Common Stock would otherwise be covered by this subparagraph, but only to the extent that the aggregate number of shares excluded hereby shall not exceed, on a cumulative basis since the date hereof, 1,642,000 (including 842,000 shares as of the date hereof to be issued pursuant to employee stock options outstanding as of the date hereof to purchase Common Stock), (B) to the Common Stock to be issued pursuant to the Bank Warrants, (C) to the Common Stock to be issued pursuant to the Investor Warrants or the Series B Warrants and (D) to Common Stock to be issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock, adjusted as appropriate in each case, in connection with any stock split, merger, recapitalization or similar transaction.

                   (v) In case the Corporation shall issue any securities convertible into or exchangeable for Common Stock (excluding (A) securities issued in transactions resulting in adjustment pursuant to subparagraphs (ii) and (iii) above, (B) Series A Preferred Stock, (C) Series B Preferred Stock, (D) Investor Warrants or Series B Warrants, and (E) upon conversion of any of such securities) for a consideration per share of Common Stock deliverable upon conversion or exchange of such securities (determined as provided in subparagraph (vi) below and subject to normal antidilution adjustments) less than the Current Market Price per share in effect immediately prior to the issuance of such securities, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate, and the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vi) below) for such securities would purchase at the Current Market Price per share. Such adjustment shall be made successively whenever such an issuance is made.

                  Upon the termination of the right to convert or exchange such securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon conversion or exchange of such securities and upon the basis of the consideration actually received by the Corporation (determined as provided in subparagraph (vi) below) for such securities.

                  (vi) For purposes of any computation respecting consideration received pursuant to subparagraphs (iv) and (v) above, the following shall apply:

                              (A) in the case of the  issuance  of Common  Stock
                  for cash, the consideration shall be the amount of such cash, PROVIDED that in no case shall any deductions be made for any commissions, discounts, placement fees or other expenses incurred by the Corporation for any underwriting or placement of the issue or otherwise in connection therewith;

                              (B) in the case of the  issuance  of Common  Stock
                  for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors, whose reasonable determination shall be described in a Board Resolution; and

                              (C) in the  case  of the  issuance  of  securities
                  convertible into or exchangeable for Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subparagraph (vi)).

                 (vii) For the purpose of any computation under this Certificate of Designation, (A) the "Current Market Price" per share at any date shall be deemed to be the average of the daily Closing Price for the Common Stock for the ten (10) consecutive Trading Days commencing fourteen (14) Trading Days before such date, and (B) the "Closing Price" of the Common Stock means the last reported sale price regular way reported on the NASDAQ Stock Market or its successor, or, if not listed or admitted to trading on the NASDAQ Stock Market or its successor, the last reported sale price regular way reported on any other stock exchange or market on which the Common Stock is then listed or eligible to be quoted for trading, or as reported by the National Quotation Bureau Incorporated.

                (viii) In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
         (A) issuing to the Holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder an amount in cash in lieu of a fractional share of Common Stock pursuant to Section 6(h); PROVIDED, HOWEVER, that the Corporation shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's rights to receive such additional Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                  (ix) The Corporation may make such reductions in the Conversion Price, in addition to those required pursuant to other subparagraphs of this Section, as it considers to be advisable so that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                   (x) In case of any consolidation with or merger of the Corporation into another corporation, or in case of any sale, lease or conveyance of assets to another corporation of the property of the Corporation as an entirety or substantially as an entirety, lawful and adequate provisions shall be made whereby each Holder of Series B Preferred Stock shall have the right to receive, from such successor, leasing or purchasing corporation, as the case may be, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Series B Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance. In the case of any such consolidation, merger or sale of substantially all the assets, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

                  (xi) In case of any reclassification or change of the Common Stock issuable upon conversion of Series B Preferred Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Stock into two or more classes or series of shares), lawful and adequate provisions shall be made whereby each Holder of Series B Preferred Stock shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Stock immediately theretofore receivable upon the conversion of such Series B Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger, by a holder of the number of shares of Common Stock into which such Series B Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation or merger.

                 (xii) The foregoing subparagraphs (x) and (xi), however, shall not in any way affect the rights a Holder may otherwise have, pursuant to this Section, to receive securities, evidences of indebtedness, assets, property rights or warrants upon conversion of any Series B Preferred Stock.

                   (xiii)  If the  Corporation  repurchases  (by  way of  tender offer, exchange offer or otherwise) any Common Stock for a per share consideration which exceeds the Current Market Price of a share of Common Stock on the date immediately prior to such repurchase, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (xiii) by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such acquisition multiplied by the Current Market Price per share of the Common Stock on the immediately preceding Trading Day, and the denominator shall be the sum of (A) the fair market value (as determined in good faith by the Board of Directors) of the aggregate consideration payable to stockholders as a result of such acquisition, and (B) the product of the number of shares of Common Stock outstanding immediately following such acquisition and the Current Market Price per share of the Common Stock on such immediately preceding Trading Day, such reduction to become effective immediately prior to the opening of business on the day following such acquisition.

                 (xiv) If any event occurs as to which the foregoing provisions of this Section 6(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly protect the conversion rights of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the Holders.

                  (xv) For purposes of Section 6(c), Common Stock owned or held at any relevant time by, or for the account of, the Corporation in its treasury or otherwise, shall not be deemed to be outstanding for purposes of the calculation and adjustments described therein. Shares held in the Disputed Claims Reserve, Division Class 14 Utility Fund Trust Agreement dated April 6, 1993 and the Improvements Fund Trust Agreement dated April 6, 1993 shall not be deemed to be held by, or for the account of, the Corporation.

                  (d) CONVERSION PRICE ADJUSTMENT DEFERRED. Notwithstanding the foregoing provisions of this Section 6, (i) no adjustment in the number of shares of Common Stock into which any Series B Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (e) ADJUSTMENT REPORT. Whenever any adjustment is required in the shares into which any Series B Preferred Stock is convertible, the Corporation shall forthwith (i) file with each office or agency then maintained by the Corporation for the transfer of the Series B Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holders at their respective addresses as shown on the stock books of the Corporation. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors certifying to the Board of Directors the correctness of any computation under this Section 6 shall be evidence of the correctness of such computation.

                  (f)  NOTICE OF CERTAIN EVENTS.  In the event that:

                  (i) the Corporation shall take action to make any distribution to the holders of its Common Stock;

                  (ii)  the   Corporation   shall  take   action  to  offer  for
         subscription PRO RATA to the holders of its Common Stock any securities of any kind;

                 (iii) the Corporation shall take action to accomplish any capital reorganization, or reclassification of the Capital Stock of the Corporation, or a consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (iv) the Corporation  shall take action looking to a voluntary
         or   involuntary   dissolution,   liquidation   or  winding-up  of  the
         Corporation;

then the Corporation shall (A) in case of any such distribution or subscription rights, at least twenty (20) days prior to the date or expected date on which the stock books of the Corporation shall close or a record shall be taken for the determination of Holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least twenty (20) days prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each Holder at his address as shown on the stock books of the Corporation. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

                  (g) COMMON STOCK. For the purposes of this Section 6, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of Section 6(c), the Holder of any Series B Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation, such other shares so receivable upon conversion of any Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 6(c), and the other provisions of this Section 6 with respect to the Common Stock shall apply on like terms to any such other shares.

                  (h) FRACTIONAL SHARES. The Corporation shall not be required to issue fractional shares of Common Stock upon the conversion of any Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Series B Preferred Stock, the Corporation may pay, in lieu thereof, in cash the Closing Price thereof as of the Business Day immediately preceding the date of such conversion.

                  (i) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below) as shall from time to time be sufficient for the conversion of all outstanding Series B Preferred Stock into Common Stock at any time. The Corporation shall, from time to time and in accordance with the General Corporation Law of the State of Delaware, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding Series B Preferred Stock into Common Stock at any time.

                  22. VOTING RIGHTS. The Holders of Series B Preferred Stock shall not vote on any matters submitted to the holders of the Common Stock for a vote, except as may be required by law. In any case in which the Holders shall be entitled to vote as a separate class pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Series B Preferred Stock then held.

                  23.  REPURCHASE  OBLIGATION.  (a) Subject to the provisions of
Section 8(b), the Series B Preferred Stock shall not be redeemable at the option of the Holder thereof prior to the fourth anniversary of the Original Issue Date. Beginning on the fourth anniversary of the Original Issue Date, each Holder shall have the right, at such Holder's option, exercisable by notice (a "Repurchase Notice"), to require the Corporation to purchase Series B Preferred Stock then held by such Holder, at a repurchase price in cash equal to the Liquidation Preference in effect at such time (the "Repurchase Price"); PROVIDED, HOWEVER, that the number of shares required to be repurchased by the Corporation pursuant to this Section 8(a) ("Put Shares") prior to the fifth anniversary of the Original Issue Date shall not exceed one-third of the total number of shares of Series B Preferred Stock issued by the Corporation, and, prior to the sixth anniversary of the Original Issue Date, the number of Put Shares shall not exceed two-thirds of the total number of shares of Series B Preferred Stock issued by the Corporation.

                  (b) Notwithstanding the provisions of Section 8(a), if an Event of Default shall occur at any time or from time to time on or after the Original Issue Date, each Holder shall have the right, at such Holder's option exercisable by Repurchase Notice at any time within sixty (60) days after the happening of each such Event of Default or, if later, receipt of notice from the Corporation of such Event of Default, to require the Corporation to purchase all or any part of the Series B Preferred Stock then held by such Holder as such Holder may elect, at the Repurchase Price.

                  (c) The Corporation shall, within thirty (30) days of the occurrence of an Event of Default, give written notice thereof by telecopy, if possible, and by first class mail, postage prepaid, to each Holder, addressed to such Holder at his last address and telecopy number as shown upon the stock books of the Corporation. Each such notice shall specify the Event of Default which has occurred and the date of such occurrence, the place or places of payment, the then effective Conversion Price pursuant to Section 6, the then effective Repurchase Price and the date the right of such Holder to require such repurchase shall terminate. In addition, the Corporation shall, immediately upon becoming aware of any facts or events that could reasonably be expected to result in the occurrence of an Event of Default, give a written notice thereof by telecopy, if possible, and by first class mail, postage prepaid, to the Holders, addressed to such Holders at their last addresses as shown upon the stock books of the Corporation.

                  (d) The date fixed for each such repurchase (the "Repurchase Date") shall be the 30th day following the date of the Repurchase Notice relating thereto. The place of payment shall be at an office or agency in the City of New York, New York fixed therefor by the Corporation or, if not fixed, at the principal executive office of the Corporation.

                  On or before the Repurchase Date, each Holder who elects to have Series B Preferred Stock held by it purchased shall surrender the certificate representing such shares to the Corporation at the place designated in such notice together with an election to have such purchase made and shall thereupon be entitled to receive payment therefor provided in this Section 8. If less than all the shares represented by any such surrendered certificate are repurchased, a new certificate shall be issued representing the unpurchased shares. Payment of the Repurchase Price for the Put Shares shall be made on the later of the Repurchase Date or the fifth Business Day after the surrender of such certificate. Dividends with respect to the Series B Preferred Stock so purchased shall cease to accrue after the Repurchase Date, such shares shall no longer be deemed outstanding and the Holders thereof shall cease to be stockholders of the Corporation and all rights whatsoever with respect to the shares so purchased shall terminate; PROVIDED, HOWEVER, that if the Corporation defaults in its obligation to pay the Repurchase Price for such Put Shares, interest shall accrue on the amount of such obligation at the Default Dividend Rate until such payment is made (with all interest due).

                  (e) Notwithstanding any other provision hereof, if any of the following events shall occur and be continuing: (i) the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; (v) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (vi) the Company or any of its Significant Subsidiaries shall cause to be reinstated the Reorganization Proceedings (as defined in the Note Agreement (as defined in the Investment Agreement)); or (vii) the Confirmation Order (as defined in the Note Agreement) shall be reversed, withdrawn, modified (in any manner adverse to the Company or any of its Significant Subsidiaries), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over the Company; then, and in any such event, all Series B Preferred Stock held by such Holder shall be Put Shares and the aggregate Repurchase Price in respect of each such share shall immediately and automatically become due and payable in full without any requirement or pre-condition of delivery of a Repurchase Notice, any such requirement or pre-condition being expressly waived hereby.

                  24. REISSUANCE OF SERIES B PREFERRED STOCK. Series B Preferred
Stock that has been issued and reacquired in any manner, including shares surrendered to the Corporation upon conversion, and shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued preferred stock undesignated as to series and may not be re-designated and reissued as part of any series of preferred stock.

                  25. BUSINESS DAY. If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

                  26. HEADINGS OF SECTIONS. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  27. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred Stock set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

                  28. NOTICE. All notices and other communications provided for or permitted to be given to the Corporation hereunder shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices at Atlantic Gulf Communities Corporation, 2601 South Bayshore Drive, Miami, Florida 33133-5461, Telecopy number (305) 859-4623, Attention: Chief Financial Officer.

                  29. AMENDMENTS. This Certificate of Designation may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or inconsistency or to make any other amendment PROVIDED that any such amendment does not adversely affect the rights of any Holder. Any provisions of this Certificate of Designation may also be amended by the Corporation with the vote or written consent of Holders representing a majority of the outstanding Series B Preferred Stock.

                  The Corporation will, so long as any Series B Preferred Stock is outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

                  30. DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "BANK WARRANTS" means the 1,500,000 warrants for the purchase of Common Stock issued on September 30, 1996 pursuant to the Prepayment Agreement dated as of September 30, 1996 among the financial institutions listed on the signature pages thereof, The Chase Manhattan Bank and the Corporation.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Corporation.

                  "BOARD RESOLUTION" has the meaning set forth in Section 6(c)(iii).

                  "BUSINESS DAY" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. Unless specifically stated as a Business Day, all days referred to herein shall mean calendar days.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, partnership interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person's capital stock.

                  "CLOSING   PRICE"  has  the   meaning  set  forth  in  Section
6(c)(vii).

                  "COMMON STOCK" means shares of Common Stock, par value $.10 per share, of the Corporation.

                  "CONVERSION DATE" has the meaning set forth in Section 6(b).

                  "CONVERSION PRICE" means, initially, $5.75 and, thereafter, such price as adjusted pursuant to Section 6.

                  "CORPORATION" means Atlantic Gulf Communities Corporation, a Delaware corporation.

                  "CURRENT MARKET PRICE" has the meaning set forth in Section 6(c)(vii).

                  "DEFAULT DIVIDEND RATE" has the meaning set forth in Section 3(a).

                  "DIVIDEND PAYMENT DATE" means March 31, June 30, September 30 and December 31 of each year.

                  "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "DIVIDEND RECORD DATE" means a day fifteen (15) days preceding the Dividend Payment Date.

                  "EVENT OF DEFAULT" means (i) any event of default (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority) under any Instrument creating, evidencing or securing any indebtedness for borrowed money of the Company or any Significant Subsidiary in an amount in excess of $2,500,000 that would enable the creditors or secured parties under such Instrument to declare the principal amount of such indebtedness due and payable prior to its scheduled maturity, and has not been waived by the relevant creditors or secured parties, (ii) the occurrence of a

Default Change of Control (as defined in the Investment Agreement), or (iii) one of the events specified in clauses (i) through (vii) of Section 8(e).

                  "HOLDER" means a record holder of one or more outstanding shares of Series B Preferred Stock.

                  "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Original Issue Date and ending on the second Dividend Payment Date to occur thereafter.

                  "INSTRUMENT"   means  any  contract,   agreement,   indenture,
mortgage, security, document or writing under which any obligation is evidenced, assumed or undertaken, or any security interest is granted or perfected.

                  "INVESTOR" has the meaning set forth in the Investment Agreement.

                  "INVESTOR WARRANTS" means the 5,000,000 warrants to acquire Common Stock to be issued to the Investor pursuant to the Investment Agreement.

                  "INVESTMENT AGREEMENT" means the Amended and Restated Investment Agreement dated as of February 7, 1997 by and between AP-AGC, LLC and the Corporation, amended as of March 20, 1997 and amended and restated as of May 15, 1997.

                  "JUNIOR STOCK" has the meaning set forth in Section 2.

                  "LIQUIDATION PREFERENCE" means, at any time, $10 per share of Series B Preferred Stock, PLUS accumulated and unpaid Dividends thereon through the date of such determination, whether or not declared and whether or not funds are legally available therefor.

                  "OPTIONAL  REDEMPTION  PRICE"  has the  meaning  set  forth in
Section 5(a).

                  "ORIGINAL ISSUE DATE" means the date upon which the Series B Preferred Stock is originally issued by the Corporation.

                  "PARITY STOCK" means the Series A Preferred Stock (except insofar as the Series A Preferred Stock has certain security rights and interests which are not applicable to the Series B Preferred Stock) and any class or series of stock the terms of which provide that it is entitled to participate PARI PASSU with the Series B Preferred Stock with respect to any dividend or distribution or upon liquidation, dissolution or winding-up of the Corporation.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, business trust, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "PUT SHARES" has the meaning set forth in Section 8(a).

                  "QUARTERLY DIVIDEND PERIOD" shall mean the quarterly period commencing on each March 31, June 30, September 30 and December 31 and ending on each Dividend Payment Date, respectively.

                  "REDEMPTION DATE", with respect to any Series B Preferred Stock, means the date on which such Series B Preferred Stock is redeemed by the Corporation.

                  "REDEMPTION NOTICE" has the meaning set forth in Section 5(c).

                  "REPURCHASE DATE" has the meaning set forth in Section 8(d).

                  "REPURCHASE NOTICE" has the meaning set forth in Section 8(a).

                  "REPURCHASE PRICE" has the meaning set forth in Section 8(a).

                  "SENIOR STOCK" means any class or series of stock the terms of which provide that it is entitled to a preference to the Series B Preferred Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                  "SERIES A PREFERRED STOCK" means the 20% Cumulative Redeemable Convertible Preferred Stock, Series A, par value $.01 per share, of the Corporation.

                  "SERIES B PREFERRED STOCK CERTIFICATE" has the meaning set forth in Section 6(b).

                  "SERIES B PREFERRED STOCK" means the 20% Cumulative Redeemable Convertible Preferred Stock, Series B, par value $.01 per share, of the Corporation, which may be issued in accordance with the Investment Agreement.

                  "SERIES B WARRANTS" means up to 4,000,000 warrants to acquire Common Stock which may be issued to acquirers of Series B Preferred Stock.

                  "SIGNIFICANT   SUBSIDIARY"   has  the  meaning  set  forth  in
Regulation S-X under the Securities Exchange Act of 1934, as amended.

                  "SUBSIDIARY" means, (i) with respect to any Person, a corporation a majority of whose Capital Stock with voting power under ordinary circumstances to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person, or (ii) any other Person (other than a corporation) of which at least a majority of the voting interest is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person or by such Person and a Subsidiary of such Person.

                  "TRADING DAY" shall mean a day on which securities are traded or quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.


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